UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Information.

As previously announced, BioAtla, Inc. (the “Company”) will host a virtual Key Opinion Leader Event (“KOL Event”) on Monday, December 4, 2023 at 11:00 a.m. Eastern Time. The KOL Event will feature Carl M. Gay, MD, PhD (MD Anderson Cancer Center), who will review the Phase 2 clinical trial data of mecbotamab vedotin (BA3011), a CAB-AXL-ADC, in refractory non-small cell lung cancer (NSCLC) and include a discussion of AXL as a contributor of therapeutic resistance and a marker of poor prognosis in NSCLC.

Select slides included in the presentation materials to be used at the KOL Event are filed as Exhibit 99.1 hereto and incorporated by reference herein.

Forward-looking statements

Statements in this Current Report on Form 8-K (this “Current Report”) contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this Current Report may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words. Examples of forward-looking statements include, among others, statements the Company makes regarding its business plans and prospects and whether its clinical trials will support registration; achievement of milestones; results, conduct, progress and timing of its research and development programs and clinical trials; expectations with respect to enrollment and dosing in its clinical trials, plans and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions; plans to form collaborations or other strategic partnerships for selected assets; the potential regulatory approval path for its product candidates; expectations about the sufficiency of its cash and cash equivalents to fund planned operations, which includes plans to not explore additional dosing regimens, delaying certain pre-clinical development programs and to prioritize and focus development on selected assets and indications; and expected R&D and G&A expenses. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and pre-clinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; the Company’s dependence on the success of its CAB technology platform; the Company’s ability to enroll patients in its ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; the Company’s ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; the Company’s reliance on third parties for the manufacture and supply of its product candidates for clinical trials; the Company’s reliance on third parties to conduct its clinical trials and some aspects of its research and preclinical testing; potential adverse impacts due to any resurgence of COVID-19 and its variants and those other risks and uncertainties described in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, in its Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 1, 2023 and November 7, 2023 and its other reports as filed with the SEC. Forward-looking statements contained in this Current Report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Slides from KOL Event, dated December 4, 2023.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date: December 4, 2023	By:	/s/ Richard Waldron
Richard Waldron Chief Financial Officer